                                                            EXHIBIT NO. 99.1(b)

                              MFS SERIES TRUST VI

                           CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust VI, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Global Equity Fund, MFS Global Total Return Fund and MFS Utilities Fund, each a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1.  The additional class of Shares is designated "Class R2 Shares";

         2. Class R2 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class R2 Shares, the method of determination of the net asset value of Class R2 Shares, the price, terms and manner of redemption of Class R2 Shares, and relative dividend rights of holders of Class R2 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

                              CORRECTION OF DEFECT

         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of the Trust, the following defects are corrected:

         1. On October 17, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of MFS Global Equity Fund, MFS Global Total Return Fund and MFS Utilities Fund, each a series of the Trust, to create "Class R Shares."

         2. The reference to Section 6.9 in this filing was a typographical error.

         3. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."

                            REDESIGNATION OF SERIES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust VI (the "Trust"), the Trustees of the Trust hereby redesignate all existing Class R Shares (as defined in the Declaration) as follows:

         1. The shares previously designated as Class R shares shall be redesignated as Class R1 shares.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 15th day of August 2003 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


JOHN W. BALLEN                             LAWRENCE T. PERERA
------------------------------------       ------------------------------------
John W. Ballen                             Lawrence T. Perera
8 Orchard Road                             18 Marlborough Street
Southborough MA  01772                     Boston MA  02116

LAWRENCE H. COHN                           WILLIAM J. POORVU
------------------------------------       ------------------------------------
Lawrence H. Cohn                           William J. Poorvu
45 Singletree Road                         975 Memorial Drive  Apt. 710
Chestnut Hill MA  02467                    Cambridge MA  02138

WILLIAM R. GUTOW                           JEFFREY L. SHAMES
------------------------------------       ------------------------------------
William R. Gutow                           Jeffrey L. Shames
3 Rue Dulac                                38 Lake Avenue
Dallas TX  75230                           Newton MA  02459

J. ATWOOD IVES                             J. DALE SHERRATT
------------------------------------       ------------------------------------
J. Atwood Ives                             J. Dale Sherratt
17 West Cedar Street                       86 Farm Road
Boston MA  02108                           Sherborn MA  01770

                                           ELAINE R. SMITH
------------------------------------       ------------------------------------
Abby M. O'Neill                            Elaine R. Smith
200 Sunset Road                            75 Scotch Pine Road
Oyster Bay NY  11771                       Weston MA  02493

KEVIN R. PARKE                             WARD SMITH
------------------------------------       ------------------------------------
Kevin R. Parke                             Ward Smith
33 Liberty Street                          36080 Shaker Blvd.
Concord MA  01742                          Hunting Valley OH  44022